Exhibit 4.1

EASTERN INSURANCE HOLDINGS, INC.

2008 AGENCY STOCK PURCHASE PLAN

SUBSCRIPTION FORM

Use this form to subscribe to purchase shares of Eastern Insurance Holdings, Inc. common stock under the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan.

IF NOT TYPING, PLEASE PRINT CLEARLY USING A PEN

Participant’s Name:	Taxpayer Identification Number (TIN):

Agency Name:	Employer Identification Number (EIN):

Street Address:	E-Mail:

City:	Phone Number:

State, ZIP Code:	Fax Number:

ACKNOWLEDGMENT AND SUBSCRIPTION AUTHORIZATION

I,                    , hereby certify that I am authorized by                      (the “Agency”) to participate in the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan (“ASPP”), and I am authorized to subscribe to purchase shares of Eastern Insurance Holdings, Inc. (“EIHI”) common stock in the ASPP.

I certify that I have read and I understand the ASPP and its related notices, rules and procedures. I agree to be bound by the provisions of the ASPP, including, but not limited to, EIHI’s right of first refusal to repurchase any shares of EIHI common stock which I later withdraw and EIHI’s right to terminate or amend the ASPP at any time without notice or shareholder approval. I further agree to hold EIHI harmless for any diminution in the value of shares of EIHI common stock purchased under the ASPP. I understand and acknowledge that I will be taxed on the discount on the purchase price of shares of EIHI common stock purchased under the ASPP.

I further acknowledge that subscribing to purchase EIHI shares in the ASPP does not create a contractual relationship of any kind between the Agency and EIHI other than for purposes of participation in the ASPP.

Signature: _______________________________________ Date: ________

Please select the appropriate options below.

Subscription Period

☐ January 201__ ☐ April 201__ ☐ July 201__ ☐ October 201__

Contribution Amount

☐ $10,000 ☐ $7,500 ☐ $5,000 ☐ $2,500 ☐ Other ___________

Carried-Forward Excess Contributions

☐ Use excess contributions for the current subscription period ☐ Return excess contributions

Please note: Your participant account balance is used to purchase as many whole shares of EIHI common stock as permitted under the ASPP. Any excess cash balance will be carried forward to the next Subscription Period. You must elect during the next Subscription Period to use any excess contributions carried forward to purchase stock. If you fail to make an election, any excess contributions carried forward from the previous Subscription Period will be returned to you as soon as is administratively feasible.

Please return or fax the completed Subscription Form by the 1st day of the Subscription Period selected above to:

EIHI Representative:	Kevin M. Shook
Fax Number:	(717) 396-7095
E-mail:	kshook@eains.com
Address:	Eastern Insurance Holdings, Inc.
Attn: Kevin M. Shook
25 Race Avenue
Lancaster, PA 17603-3179